Exhibit 10.2

CHINA BAK BATTERY, INC.

COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose.

The China BAK Battery, Inc. Compensation Plan for Non-Employee Directors (the “Plan”) has been established by China BAK Battery, Inc. (the “Company”) for non-employee members of the Company’s Board of Directors (the “Board”) for the purposes of (i) attracting, retaining and incentivizing highly qualified individuals to serve in such capacity; and (ii) aligning the interests of the Company’s non-employee directors with its stockholders by providing an additional means for such individuals to increase their ownership of the Company’s common stock, par value, $0.001 per share (the “Common Stock”).

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulatory or other guidance issued under such section. At the Effective Date (as defined in Section 17 below) of the Plan, additional guidance had yet to be promulgated by the Department of Treasury. Any terms of the Plan that conflict with such guidance shall be null and void as of the Effective Date. After such additional guidance is issued, the intent is to amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with Section 409A and any other legislative or regulatory requirements applicable to the Plan. The Plan is also intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor provision thereto (“Rule 16b-3”), and shall be construed to so comply. With respect to any restriction in the Plan that is based on the requirements of Rule 16b-3 or the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Board shall have the sole discretion and authority to remove such restrictions from the Plan and/or to waive them.

2.	Eligibility.

Only members of the Board who do not serve as officers or employees of the Company, any parent of the Company or any of the Company’s subsidiaries (“Eligible Directors”) will be eligible to participate in the Plan.

3.	Non-Employee Director Compensation.

(a) Annual Retainer Fees. Eligible Directors will be entitled to receive an annual retainer fee (the “Annual Retainer”) for their membership on the Board. The amount of such fee will be established from time to time by the Board. In addition, Eligible Directors will receive 5,000 shares of Common Stock with twenty-five percent (25%) of such shares vesting immediately upon election to participate in the Plan and the remaining shares to vest in increments of twenty-five (25%) percent each subsequent full quarter (March 31, June 30, September 30, December 31).

(b) Valuation of Shares. The fair market value of a share of Common Stock on a given date shall be the 4:00 p.m., New York City time, closing price of a share of Common Stock on such national securities exchange as may be designated by the Board, or, in the event that the Common Stock is not listed for trading on a national securities exchange, but is quoted on an automated quotation system, the average closing bid per share of the Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Common Stock as furnished by a professional market maker making a market in the Common Stock designated by the Board.

4.	Deferral Election.

Any Eligible Director may elect to defer the time of payment of all or any portion of any compensation that the Eligible Director may become entitled to receive pursuant to Section 3 other than any amount that the Eligible Director may receive in shares of Common Stock. In no event, however, may an Eligible Director elect to defer any compensation that he or she has already received or would otherwise have an unrestricted right to receive currently. Any deferral election shall be made at such time and in such manner as may be specified by the Board. An Eligible Director’s deferral election shall specify the time and manner of payment of all deferred amounts which election shall be subject to the requirements of Section 7. Compensation for services performed during a taxable year may be deferred at the Eligible Director’s election only if the election to defer such compensation is made not later than the close of the preceding taxable year or at such other time as may be permitted in rules or other guidance adopted by the Internal Revenue Service. Notwithstanding the foregoing, in the case of the first year in which an Eligible Director becomes eligible to participate in the Plan, such election may be made with respect to services performed subsequent to the election within 30 days after the date the Eligible Director becomes eligible to participate in the Plan. For purposes of this Section 4, the term “Plan” refers to the compensation deferral feature contained in Sections 4 through 11 of this Plan.

5.	Establishment of Deferred Account.

The Board shall establish a deferred account (the “Deferred Account”) for each Eligible Director to which shall be credited the amount of all compensation deferred under this Plan from time to time by the Eligible Director. An Eligible Director’s compensation deferral election shall specify the amount or percentage of compensation to be credited to the Eligible Director’s Deferred Account. An Eligible Director may only change his or her Deferred Account election with respect to future deferred amounts at such time as permitted by the Board.

6.	Adjustment of Deferred Account.

The balance of each Eligible Director’s Deferred Account shall be maintained by the Company as a bookkeeping entry based on dollar units and shall be adjusted by the Company from time to time to reflect amounts deferred and payments made since the date of the last adjustment. In addition, the balance of each Eligible Director’s Deferred Account shall be credited by the Company with interest from time to time at the then prevailing prime rate of interest as published in the Wall Street Journal or such other similar and reasonable rate of interest as the Board may determine.

7.	Payment of Deferred Account.

An Eligible Director’s Deferred Account shall be paid to the Eligible Director in such manner and at such time as the Eligible Director may elect in accordance with Section 4. In no event, shall any amount of compensation deferred under the Plan be distributed earlier than: (a) the Eligible Director’s separation from service with the Company; (b) the date of the Eligible Director’s Disability (as defined in Section 17 below); (c) the date of the Eligible Director’s death; (d) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such compensation; or (e) a Change in Control pursuant to Section 8 below. If an Eligible Director does not elect a time of payment, then it shall be presumed that the Eligible Director elected that his or her payment shall be made as of the earliest to occur of the Eligible Director’s separation from service with the Company, Disability or death. If an Eligible Director does not elect the manner of payment, it shall be presumed that the Eligible Director elected that his or her payment shall be made as a single payment. For purposes of all payments, the balance in an Eligible Director’s Deferred Account shall be adjusted by the Company pursuant to Section 6 immediately prior to any payment date.

8.	Distribution in the Event of a Change in Control.

Notwithstanding any other provision of this Plan or of any election made by an Eligible Director with respect to the period of any deferral or the form and timing of any payment from his Deferred Account, the unpaid balance thereof shall be paid to the Eligible Director within 60 days after the date of a Change in Control of the Company. For purposes hereof, a “Change in Control” means, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in the regulations issued by the Treasury Department and other guidance issued by the Treasury Department or Internal Revenue Service under Section 409A of the Code.

9.	Rights of Eligible Director or Other Distributee.

Nothing contained herein, and no action taken pursuant to the provisions hereof shall create, or be deemed to create a trust of any kind, or to establish any fiduciary relationship between the Company and any Eligible Director or other payee. The Deferred Account established hereunder shall be for recordkeeping purposes only. Amounts that have been deferred will be recorded as a liability in the Company’s books at the time of the deferral of the payment, but no funds shall be set aside for payment of the liability. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments made pursuant to this Plan shall be made from the general assets of the Company, provided, however, that nothing set forth herein shall be construed as prohibiting the Company from establishing a trust for its own benefit to hold any assets to satisfy its liabilities pursuant to the Plan. If the Company establishes such a trust, no Eligible Director shall have any interest in the assets of such trust.

10.	Designation of Beneficiary.

An Eligible Director may designate a person, trust or organization to receive the unpaid balance of the Eligible Director’s Deferred Account in the event of the Eligible Director’s death by executing and delivering to the Board a beneficiary designation on a form reasonably acceptable to the Board. An Eligible Director may change and successively change any such designation by executing a new beneficiary designation form. Unless the beneficiary designation form indicates otherwise, any designation of beneficiary shall be deemed to apply to the unpaid balance of all of the Eligible Director’s Deferred Account. If there is no valid beneficiary designation on file with the Board on the date of the Eligible Director’s death, the unpaid balance of the Eligible Director’s Deferred Account shall be paid to the duly appointed personal representative of the Eligible Director’s estate.

11.	Nonassignability of Benefits.

Neither the Eligible Director nor any other person shall have any power or right to assign, anticipate, hypothecate or otherwise encumber any amount credited to the Eligible Director’s Deferred Account nor shall any such amounts be transferable by operation of law in the event of the bankruptcy or insolvency of the Eligible Director or other person.

12.	Shares of Common Stock Subject to the Plan.

The total number of shares of Common Stock that may be issued under the Plan is 500,000 (the “Share Limit”), subject to adjustment pursuant to Section 14 below. The shares of Common Stock will be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. For purposes of determining the number of shares of Common Stock that are at any time available for issuance under the Plan, the number of shares of Common Stock that are issued will be counted against the Share Limit at the time of issuance of the shares, as applicable.

13.	Dividend Equivalents.

Shares of Common Stock, shall be credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to shares which were otherwise deliverable, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 13, prior to the record date of the dividend. Shares held pending distribution shall continue to be credited with Dividend Equivalents.

Dividend Equivalents so credited shall be converted into an additional number of shares as of the payment date of the dividend (based on the 4:00 p.m., New York City time, closing price of a share of Common Stock on such payment date). Such shares shall thereafter be treated in the same manner as any other shares under the Plan. Dividend Equivalents with respect to shares of Common Stock that result in fractional shares shall be held for the credit of the director until the next dividend payment date and shall be converted into shares on such date. Any Dividend Equivalents not converted into shares shall be paid in cash upon the final distribution of the Eligible Director’s shares.

14.	Adjustments Upon Certain Corporate Changes.

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock, stock split, recapitalization or capital reorganization, consolidation or merger of the Company with another corporation or entity, adoption by the Company of any plan of exchange affecting Common Stock, distribution to holders of Common Stock or securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends), corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such substitution or adjustments to reflect such change in the aggregate number and class of shares reserved for issuance under the Plan.

15.	Administration.

Subject to any provision of Rule 16b-3 that would require otherwise, the Plan shall be administered by the Board which shall have full authority to construe, interpret and administer the Plan. The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The Board may act on its own behalf or through the actions of its duly authorized delegate. Any determination by the Board shall be final and binding on all persons.

16.	Amendment and Termination of the Plan.

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no such action will be effective without stockholder approval if such approval is required by law or under the rules of such stock exchange or automated quotation system on which the Common Stock is listed or quoted. In addition, no such action may, without the consent of the Eligible Director to whom payment has been made, adversely affect the pre-existing rights of any such Eligible Director. Unless previously terminated pursuant to this Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date (as defined in Section 17 below).

17.	General Provisions.

(a) No Right to Serve as a Director. Neither the Plan nor any action taken under the Plan shall be construed as giving any Eligible Director the right to be nominated, re-elected or retained as a member of the Board.

(b) Effective Date and Stockholder Approval. The Plan is effective 20 days after the mailing of the Information Statement dated April 19, 2006.

(c) Conditions to Issuance of Plan Shares. If at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Common Stock issuable under the Plan is required under any federal or state law or by any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the delivery or purchase of such shares, such shares shall not be granted unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(d) Special Terms. The term “Disability” means the Eligible Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(e) Gender and Number. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

(f) Headings. The headings of sections and subsections herein are included solely for convenience of reference and do not affect the meaning of any of the provisions of the Plan.

(g) Governing Law. The Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.